SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. _____)


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statemen
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           Surety Capital Corporation
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           SURETY CAPITAL CORPORATION

                       1845 Precinct Line Road, Suite 100
                               Hurst, Texas 76054


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 29, 1997

TO THE STOCKHOLDERS OF SURETY CAPITAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Surety Capital Corporation, a Delaware corporation (the "Company"), will be held at 3:00 p.m. local time at Surety Bank, National Association, 310 North Ninth Street, Midlothian, Texas 76065, on Thursday, May 29, 1997, for the following purposes:

          1. To elect the eight (8) persons listed in the Proxy Statement dated April 21, 1997, accompanying this Notice, to serve as Directors of the Company;

          2. To consider and act upon the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the 1997 fiscal year; and

          3. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 11, 1997 as the Record Date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment(s) thereof, and only stockholders of record at such time will be so entitled to vote.

     All stockholders are urged to sign, date and return as promptly as possible the enclosed proxy in the enclosed postage-paid envelope. It is important that as many shares as possible be represented at the Annual Meeting of Stockholders. Consequently, whether or not you expect to be present, please execute and return the enclosed proxy.

                                             By Order of the Board of Directors,



                                             B. J. Curley, Secretary

April 21, 1997

                                 PROXY STATEMENT

                           SURETY CAPITAL CORPORATION

                       1845 Precinct Line Road, Suite 100
                               Hurst, Texas 76054


                         ANNUAL MEETING OF STOCKHOLDERS


                                  INTRODUCTION

     The following information is furnished to the stockholders of Surety Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. local time at Surety Bank, National Association, 310 North Ninth Street, Midlothian, Texas 76065, on Thursday, May 29, 1997 and at any adjournment or adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy are being sent to stockholders is April 25, 1997.

                               GENERAL INFORMATION

     The close of business on April 11, 1997 has been fixed as the record date for determining the stockholders entitled to vote at the Annual Meeting of Stockholders.

     At the Annual Meeting, the stockholders of Surety Capital Corporation will consider and vote upon the following matters:

          1. The election of Directors of the Company;

          2. The ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the 1997 fiscal year; and

          3. The transaction of such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

     Any person executing the accompanying proxy may revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date.

     Shares represented by each signed proxy received by the Board will be voted in accordance with the direction specified by the stockholder, and if no direction is specified, such shares will be voted "FOR" each proposal of the Board.

     The cost of soliciting proxies will be borne by the Company. The solicitation will be made by mail. The Company will also supply brokerage firms and other custodians, nominees and fiduciaries with such number of proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith. Certain directors, officers and employees of the Company not specifically employed for the purpose may solicit proxies, without remuneration therefore, by mail, telephone, telegraph or personal interview.

                      OUTSTANDING SHARES AND VOTING RIGHTS

General

     The Board has fixed the close of business on April 11, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. At the close of business on the Record Date, there were 5,751,882 shares of common stock, $0.01 par value (the "Common Stock"), of the Company issued and outstanding.

     The Common Stock is the only class of stock outstanding and entitled to vote at the Annual Meeting. A stockholder is entitled to one vote, in person or by proxy, at the Annual Meeting for each share of Common Stock held of record in his or her name at the close of business on the Record Date. Cumulative voting for directors is not permitted pursuant to the Certificate of Incorporation of the Company. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, or any adjournment(s) thereof, is necessary to constitute a quorum to transact business at the Annual Meeting.

                               BOARD OF DIRECTORS

     Various   meetings  of  the  Board  are  held  each  year,   including   an
organizational meeting following the conclusion of the Annual Meeting of Stockholders. Additionally, the Board has established an Audit Committee and a Stock Option Committee.

Audit Committee

     Members: William B. Byrd, Joseph S. Hardin, Michael L. Milam, Garrett Morris and Cullen W. Turner.

     The function of the Audit Committee is to (i) meet with the independent public accountants of the Company to review the annual audit and its results,
(ii) implement internal audit controls and procedures of the Company and its subsidiary, Surety Bank, National Association (the "Bank"), and (iii) make recommendations to the Board as to the engagement of the independent public accountants of the Company.

Stock Option Committee

     Members: William B. Byrd, Joseph S. Hardin and Cullen W. Turner.

     The function of the Stock Option Committee is to administer the Company's 1988 and 1995 Incentive Stock Option Plans and the 1996 Stock Option Plan for Directors. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Option Exercises and Holdings" and "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

Directors' Fees and Compensation

     During 1996, the Company paid each director who was not an officer of the Company $500 for attendance at each meeting of the Board and $500 for attendance at each committee meeting thereof. No fee was paid for attendance at a committee meeting if the meeting was held in conjunction with a meeting of the Board or with a meeting of another committee. The total amount paid by the Company as directors' fees in the fiscal year ended December 31, 1996 was $11,500.

     During 1996, the Bank paid each director $250 for attendance at each meeting of the Board of Directors of the Bank and $250 for attendance at each committee meeting thereof. The total amount paid by the Bank as directors' fees in the fiscal year ended December 31, 1996 was $21,750.

     The Board has adopted the 1996 Stock Option Plan for Directors (the "Directors Plan"), which is a formula plan pursuant to which annual options are automatically granted to directors of the Company who are not employees of the Company or the Bank, upon the terms and conditions set forth in the Directors Plan. All options under the Directors Plan are nonstatutory stock options. On the first business day of calendar each year, each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock of the Company at the closing price of the Common Stock as reported on the American Stock Exchange on the grant date. In 1996 each non-employee director of the Company received an option to purchase 2,000 shares of Common Stock of the Company at an exercise price of $4.4375 per share.

Attendance at Board and Committee Meetings

     During fiscal year 1996 there were twelve (12) meetings of the Board, twelve (12) meetings of the Audit Committee and three (3) meetings of the Stock Option Committee. Each director attended at least 75% of the total number of meetings of the Board and each committee of the Board of which he was a member during fiscal year 1996.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

     The bylaws of the Company provide that the Board shall consist of such number of directors as shall be determined by resolution of the Board. By a resolution adopted by the Board on January 21, 1997, the number of directors comprising the Board was set at eight (8). The Board has nominated the eight (8) individuals named below to serve as directors of the Company.

     Names of the nominees for directors and other information about them appears in the following table. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

        Name and Age of
        Nominee; Years                                        Principal Occupation for Past
      Served as Director                                     Five Years; Other Directorships
      ------------------                                     -------------------------------
         C. Jack Bean             C. Jack Bean has been Chairman of the Board and a director of the
            Age 69                Company since March 1987, and served as President of the Company
      Director Since 1987         from March 1987 to July 1992.  Mr. Bean was the owner and founder of
                                  Surety Finance Company, the predecessor company to the Company's business, from 1985 until March 1987.  He has served as Chairman of the Board and a director of the Bank since December 1989.  Mr. Bean has served as a director of Dallas Fire Insurance Company, a licensed
                                  Texas stock insurance company, since November 1996.  The president of
                                  Dallas Fire Insurance Company is also a director of the Company.


                                       -3-



       Bobby W. Hackler           Bobby W. Hackler has been Vice Chairman of the Company since
            Age 51                February 1997, Chief Operating Officer since June 1996 and a director
      Director Since 1994         since May 1994.  He previously served as Senior Vice President of the
                                  Company from June 1996 to January 1997, as Chief Financial Officer from January 1992 to October 1995, and as Vice President and Secretary
                                  from January 1992 to June 1996.  He has served as Vice Chairman of the
                                  Bank since February 1997, as President since February 1994, as Chief
                                  Executive Officer since July 1992, and as a director since December
                                  1990.  Mr. Hackler previously served as Chief Operating Officer of the
                                  Bank from January 1992 to July 1992.  Mr. Hackler has served as a director of McCoy Myers and Associates, Inc., a computer data process-
                                  ing company for banks, since November 1996.  The Bank owns a 17%
                                  interest in McCoy Myers and Associates, Inc.

    G. M. Heinzelmann, III        G. M. Heinzelmann, III has been President of the Company since July
            Age 34                1992 and a director since July 1993.  He previously served as Vice
      Director Since 1993         President of the Company from May 1987 to July 1992. Mr.  Heinzelmann has served as Executive  Vice President and a director of the Bank since
                                  December 1989 and as Manager of the insurance  premium finance division of the Company,  and subsequently the Bank, since May 1987.

        William B. Byrd           William B. Byrd has served as a director of the Company since April
            Age 65                1993.  He has been involved in personal investment activities, real estate
      Director Since 1993         brokerage and management, and ranching for the past five years.  Mr.
                                  Byrd has served as a director of the Bank since January 1994.

       Joseph S. Hardin           Joseph S. Hardin has served as a director of the Company since April
            Age 81                1989.  He has been involved in personal investment activities for the past
      Director Since 1989         five years.  Mr. Hardin has served as a director of the Bank since May
                                  1994.

       Michael L. Milam           Michael L. Milam has served as a director of the Company since May
            Age 44                1994.  He has been president of Dallas Fire Insurance Company, a
      Director Since 1994         licensed Texas stock insurance company, since December 1988.  Mr.
                                  Milam has served as a director of the Bank since May 1994.

        Garrett Morris            Garrett Morris has served as a director of the Company since May 1994.
            Age 81                He has been a member of the law firm of Morris and Schieffer since
      Director Since 1994         1989.  Mr. Morris has served as a director of the Bank since May 1994.

       Cullen W. Turner           Cullen W. Turner has served as a director the Company since March
            Age 56                1987.  He has been involved in personal investment activities for the past
      Director Since 1987         five years.  Mr. Turner has served as a director of the Bank since Decem-
                                  ber 1993.


     G. M. Heinzelmann, III, President and a director of the Company, is the son-in-law of C. Jack Bean, Chairman of the Board of the Company. Otherwise, there is no family relationship between any of the nominees, directors and any executive officer of the Company.

     No director presently holds any other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15 of that act.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the election of directors. Assuming the receipt by each such person of the affirmative vote of at least a majority of the shares of Common Stock represented at the Annual Meeting, the eight (8) persons receiving the greatest number of votes will be elected as directors.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE EIGHT (8) PERSONS NAMED UNDER "PROPOSAL NO. 1: ELECTION OF DIRECTORS."

                                 PROPOSAL NO. 2:
            APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to approval by the stockholders, the Board has selected Coopers & Lybrand L.L.P. as independent public accountants of the Company for its fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has acted in such capacity for the Company since March 1987 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company, other than as independent public accountants.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the approval of the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for its fiscal year ending December 31, 1997.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1997.

                       ACTION TO BE TAKEN UNDER THE PROXY

     The accompanying proxy will be voted "FOR" the election of the eight (8) persons recommended by the Board and named under "PROPOSAL NO. 1: ELECTION OF DIRECTORS" as nominees for directors of the Company and "FOR" approval of the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company for its fiscal year ending December 31, 1997, unless the proxy is marked in such a manner as to withhold authority to so vote.

     The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed advisable, vote to adjourn the meeting from time to time.

                                 STOCK OWNERSHIP

By Management

     The following table shows beneficial ownership of shares of Common Stock of the Company by all current directors, nominees for director and executive officers of the Company named under the caption "EXECUTIVE COMPENSATION AND OTHER INFORMATION," individually, and, together with all current executive officers of the Company as a group, as of March 20, 1997:

--------------------------------------------------------------------------------
                                    Amount and
Name of Individual                  Nature of                     Percent
  or Number of                      Beneficial                       of
Persons In Group                   Ownership(1)                   Class(2)
--------------------------------------------------------------------------------


C. Jack Bean                    194,665 shares (3)                 3.38%

William B. Byrd                   7,800 shares (4)                     *

Bobby W. Hackler                 33,637 shares (5)                     *

Joseph S. Hardin                193,583 shares (6)                 3.37%

G. M. Heinzelmann, III           39,051 shares (7)                     *

Michael L. Milam                 37,250 shares (8)                     *

Garrett Morris                    2,250 shares (9)                     *

Cullen W. Turner                117,300 shares(10)                 2.04%

All nominees, directors         632,922 shares(11)                10.83%
and executive officers
as a group (9 persons)



*    Less than 1% of all the issued and outstanding shares of Common Stock.

(1) Based on information furnished by persons named and, except as otherwise indicated below, each person has sole voting power with respect to all shares of Common Stock owned by such person.

(2) Based on 5,750,554 shares of Common Stock issued and outstanding at March 20, 1997, as adjusted for shares convertible or exercisable within sixty
     (60) days which are deemed outstanding for a specific stockholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3) Includes 182,765 shares of Common Stock owned of record and 11,900 shares of Common Stock which Mr. Bean has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1988 Incentive Stock Option Plan of the Company. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Incentive Stock Option Plans" and "Option Exercises and Holdings.")

(4) Includes 5,800 shares of Common Stock owned of record and 2,000 shares of Common Stock which Mr. Byrd has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

(5) Includes 128 shares of Common Stock owned of record and 33,509 shares of Common Stock which Mr. Hackler has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1988 and 1995 Incentive Stock Option Plans of the Company. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Incentive Stock Option Plans" and "Option Exercises and Holdings.")

(6) Represents 191,583 shares of Common Stock held by a trust for which Mr. Hardin serves as a co-trustee and 2,000 shares of Common Stock which Mr. Hardin has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

(7) Includes 8,590 shares of Common Stock owned of record and 30,461 shares of Common Stock which Mr. Heinzelmann has the right to acquire within sixty
     (60) days from the date hereof pursuant to options granted to him under the 1988 and 1995 Incentive Stock Option Plans of the Company. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Incentive Stock Option Plans" and "Option Exercises and Holdings.")

(8) Includes 250 shares of Common Stock owned of record; 35,000 shares of Common Stock held by Dallas Fire Insurance Company, which is a wholly-owned subsidiary of a corporation in which Mr. Milam has a 50% ownership interest; and 2,000 shares of Common Stock which Mr. Milam has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

(9) Includes 250 shares of Common Stock owned of record and 2,000 shares of Common Stock which Mr. Morris has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company. (See "BOARD OF DIRECTORS:
     Directors' Fees and Compensation.")

(10) Includes 39,500 shares of Common Stock owned of record; 20,800 shares of Common Stock held by a trust for which Mr. Turner serves as trustee; 55,000 shares of Common Stock held by an estate for which Mr. Turner serves as executor; and 2,000 shares of Common Stock which Mr. Turner has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

(11) Includes 52,598 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1988 Incentive Stock Option Plan; 29,158 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1995 Incentive Stock Option Plan; and 10,000 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1996 Stock Option Plan for Directors.

By Others

     The following table sets forth certain information with respect to stockholders of the Company who were known to be beneficial owners of more than five percent (5%) of the issued and outstanding shares of the Common Stock of the Company as of March 20, 1997:

--------------------------------------------------------------------------------
                                       Amount and Nature            Percent
        Name and Address                 of Beneficial                of
      of Beneficial Owner                 Ownership(1)              Class(2)
--------------------------------------------------------------------------------


Evergreen Asset Management Group         455,200 shares              7.92%
c/o First Union Corporation
One First Union Center
Charlotte, North Carolina  28288

John Hancock Bank & Thrift               303,700 shares              5.28%
  Opportunity Fund
101 Huntington Avenue
Boston, Massachusetts  02199

Nicholas Limited Edition, Inc.           432,800 shares              7.53%
700 North Water Street
Milwaukee, Wisconsin  53202



(1) Based on information furnished by persons and entities named and, except as otherwise indicated below, each person and entity has sole voting power with respect to all shares of Common Stock owned by such person or entity.

(2) Based on 5,750,554 shares of Common Stock issued and outstanding at March 20, 1997, as adjusted for shares convertible or exercisable within sixty
     (60) days which are deemed outstanding for a specific stockholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission.

     Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, management of the Company has determined that during fiscal year 1996 the following directors, officers and/or ten percent (10%) beneficial owners of Common Stock of the Company failed to timely file with the Securities and Exchange Commission one or more required reports on Form 3, 4 or 5 regarding transactions in securities of the Company:

   Reporting                      Number of                  Number of
    Person                         Reports                 Transactions
    ------                         -------                 ------------
C. Jack Bean                          1                          3
Michael L. Milam                      1                          1


     To the best knowledge of management of the Company, during fiscal year 1996 no director, officer or ten percent (10%) beneficial owner of Common Stock of the Company failed to file with the Securities and Exchange Commission any required reports on Form 3, 4 or 5 regarding transactions in securities of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company and the Bank to or on behalf of the Company's Chairman of the Board and Chief Executive Officer and each of the two
(2) other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

-------------------------------------------------------------------------------------------------------
                                                                                           All Other
                    Name and                                                              Compensation
               Principal Position         Year          Salary($)(1)        Bonus($)         ($)(2)
-------------------------------------------------------------------------------------------------------
C. Jack Bean                              1996            $139,346           $19,850         $2,407
Chairman of the Board and Chief           1995            $114,100           $17,000         $3,411
Executive Officer of the Company;         1994            $107,653           $14,500         $3,740
Chairman of the Board of the Bank

Bobby W. Hackler                          1996            $103,946           $15,200         $2,622
Vice Chairman and Chief Operating         1995            $ 88,125           $13,000         $3,128
Officer of the Company; Vice              1994            $ 78,879           $11,100         $2,857
Chairman, President and Chief
Executive Officer of the Bank

G. M. Heinzelmann, III                    1996            $ 94,500           $13,800         $2,383
President of the Company; Executive       1995            $ 80,475           $12,000         $2,848
Vice President of the Bank                1994            $ 71,872           $10,100         $2,600


(1) Includes salary and directors' fees paid by the Bank, before any salary reduction for contributions to the Bank's Savings Plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

(2) Unless otherwise noted, the amounts shown in this column consist of matching contributions under the Bank's Savings Plan under Section 401(k) of the Code, which was adopted by the Bank in 1993.

Incentive Stock Option Plans

     The Board has adopted the 1988 and 1995 Incentive Stock Option Plans of Surety Capital Corporation (the "Incentive Plans") for officers and/or key employees of the Company, which have been approved by the stockholders of the Company. The purpose of the Incentive Plans is to attract and retain capable employees and provide an incentive to such employees to remain in the employ of the Company. Options granted under the Incentive Plans are "incentive stock options" within the meaning of Section 422 of the Code.

     The Incentive Plans are administered by the Stock Option Committee. Options for the purchase of Common Stock under the Incentive Plans may be granted to officers or key employees selected from time to time by the Stock Option Committee. The exercise price for any options granted pursuant to the Incentive Plans must be at least equal to the fair market value of the Common Stock on the date the options are granted. Under each Incentive Plan up to 100,000 shares of Common Stock of the Company were set aside for issuance pursuant to the exercise of options granted thereunder. Under the 1988 Incentive Plan each option is exercisable for five (5) years from the date of grant, and under the 1995 Incentive Plan each option is exercisable for ten (10) years from the date of grant, subject to earlier termination upon the occurrence of certain events. Options granted under the Incentive Plans may, in the discretion of the Stock Option Committee, either be immediately exercisable in full or be subject to satisfaction of certain conditions prior to exercise. To exercise the options, grantees must pay the exercise price in cash or Common Stock, or any combination of cash and Common Stock.

Option Grants

     The following table provides information on incentive stock options granted in fiscal year 1996 to the named executive officers:

                      OPTION GRANTS IN FISCAL YEAR 1996(1)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Potential
                                                                                                   Realizable Value
                                                                                                  at Assumed Annual
                                         Individual Grants                                          Rates of Stock
                                                                                                  Price Appreciation
                                                                                                   for Option Term
--------------------------------------------------------------------------------------    -------------------------------------
                           Number of        Percent
                          Securities       of Total
                          Underlying        Options         Exercise
                            Options       Granted to         or Base
                            Granted      Employees in         Price        Expiration
     Name                   (#)(2)        Fiscal Year       ($/Sh)(3)         Date           5%($)(4)        10%($)(4)
--------------------------------------------------------------------------------------    -------------------------------------

C. Jack Bean                 5,308          17.69%          $3.3125         01-04-06         $11,058          $28,022
                             5,284(5)       17.61%          $3.3125         01-04-06         $11,008          $27,896

Bobby W. Hackler             4,062          13.54%          $3.3125         01-04-06         $ 8,462          $21,444
                             4,043(5)       13.48%          $3.3125         01-04-06         $ 8,422          $21,344

G. M. Heinzelmann, III       3,692          12.31%          $3.3125         01-04-06         $ 7,691          $19,491
                             3,675(5)       12.25%          $3.3125         01-04-06         $ 7,656          $19,401


(1) This table reflects incentive stock options granted on January 4, 1996 under the 1995 Incentive Stock Option Plan of Surety Capital Corporation (the "1995 Plan") to the named executive officers. Of these options, 13,062 vested on the date of grant and 13,002 vested upon the public announcement by the Company of its 1996 operating results, with earnings per weighted average share outstanding for 1996 reaching a specified target. The options have been granted for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(2) Under the terms of the 1995 Plan, the Stock Option Committee retains the discretion, subject to the 1995 Plan limits, to modify the terms of outstanding options.

(3) Based on 100% of the fair market value of the shares underlying options on the date of grant.

(4) The dollar amounts under these columns are the result of calculations of the potential realizable value under the 5% and 10% rates set by the Securities and Exchange Commission. The assumed appreciation rates of 5% and 10% (compounded annually on the $3.3125 market value at date of grant) from the date of grant are not intended to forecast possible future appreciation, if any, of the Company's stock price. These amounts show potential realizable value of the options at the end of the ten year term.

(5)  These  options  vested upon the public  announcement  by the Company of its
     1996  operating   results,   with  earnings  per  weighted   average  share
     outstanding for 1996 reaching a specified target.

Option Exercises and Holdings

     The following table provides information with respect to the named executive officers concerning the exercise of incentive stock options during the last fiscal year and unexercised incentive stock options held as of the end of the last fiscal year under the 1988 and 1995 Incentive Stock Option Plans:

                           AGGREGATED OPTION EXERCISES
                               IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Value of
                                                                                  Number of              Unexercised
                                                                                 Unexercised             In-the-Money
                                                                                 Options at               Options at
                                                                                  FY-End (#)              FY-End ($)
                                                                          ------------------------------------------------------
                                      Value
                                  Shares Acquired            Realized           Exercisable/            Exercisable/
            Name                  on Exercise (#)             ($)(1)           Unexercisable          Unexercisable(2)
--------------------------------------------------------------------------------------------------------------------------------
C. Jack Bean                           5,308                $7,630.25             -0-/5,284              $0.00/$3,963.00
Bobby W. Hackler                           0                $       0          16,390/4,043         $14,604.00/$3,032.25
G. M. Heinzelmann, III                 2,616                $3,026.71          14,867/3,675         $13,245.56/$2,756.25



(1)  Fair market value at exercise minus the exercise price.

(2) Market value of underlying securities as of the fiscal year-end ($4.0625), minus the exercise or base price.

Long-Term Incentive Plans

     Effective August 15, 1995 the Company entered into executive deferred compensation agreements (the "EDC Agreements") with the following named executive officers of the Company: Bobby W. Hackler and G. M. Heinzelmann, III. The EDC Agreements contain the same terms and conditions, with certain exceptions related to the payment amount owed to each officer in the event of a termination of employment prior to the officer reaching age 65. The following table provides information with respect to amounts that will be paid if certain conditions under the EDC Agreements are met.

                            LONG-TERM INCENTIVE PLANS
                   CUMULATIVE AWARDS THROUGH FISCAL YEAR 1996

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        Estimated Future Payouts Under
                                                                                          Non-Stock Price-Based Plans
                                                                                ---------------------------------------------
                                    Number of             Performance or
                                     Shares,            Other Period Until
                                     Units or               Maturation            Threshold          Target        Maximum
            Name                 Other Rights (#)          or Payout(2)          ($ or #)(3)      ($ or #)(4)    ($ or #)(5)
-----------------------------------------------------------------------------------------------------------------------------
Bobby W. Hackler                      (1)                   Contingent             $15,865          $15,865        $375,000

G. M. Heinzelmann, III                (1)                   Contingent             $ 1,326          $ 1,326        $375,000



(1) The EDC Agreements (see detailed discussion at page 14 of this Proxy Statement) provide for deferred compensation payments to the officers as follows: (i) $25,000 per year for fifteen years if the officers continue employment with the Company until reaching age 65; (ii) a lump sum payment if employment is terminated prior to reaching age 65 (a) for any reason other than cause during a two-year period after a change in control, (b) by the officers for good reason during the two-year period after a change in control, (c) because of disability, (d) because of death, or (e) for any reason other than cause; or (iii) no payment in the event of termination of employment for cause. The lump sum payments to the officers under (ii) above are based on the cash surrender values of life insurance policies owned by the Company on each, or fixed schedules of payments in the event the Company no longer owns the life insurance policies at the time payment is due. The fixed payment schedules (which are estimates of the cash surrender value of each policy) vary depending on the officers' ages on the date of employment termination, as follows: (i) Mr. Hackler, age 51 through 64, payment range of $15,865 to $216,754, (ii) Mr. Heinzelmann, age 34 through 64, payment range of $1,326 to $195,836.

(2) The payments due under the EDC Agreements will commence within thirty (30) days after each officer reaches age 65, or within ninety (90) days of an earlier employment termination under the conditions outlined in footnote
     (1) above.

(3) The threshold amounts payable under the EDC Agreements are based on the ages of the officers as set forth in this Proxy Statement (Mr. Hackler, age 51; and Mr. Heinzelmann, age 34) and assume that a termination of either of such officer's employment occurred at his respective age under circumstances other than a termination for cause.

(4) The target amounts payable under the EDC Agreements are the same as the threshold amounts under footnote (3) above, as these change annually with the ages of the officers.

(5) The maximum amounts payable under the EDC Agreements will result if the officers continue in the employment of the Company until reaching age 65, at which time fifteen annual payments of $25,000 each will be payable to each officer.

Termination of Employment, Change in Control and Executive Deferred Compensation Agreements

     The Company has entered into termination of employment, change in control and executive deferred compensation agreements with certain of its officers, as more fully described below. While these agreements were not adopted to deter takeovers, they may have an incidental anti-takeover effect by making it more expensive for a bidder to acquire control of the Company.

     Change in Control Agreements. The Company has entered into change in control agreements with the following named executive officers of the Company:
C. Jack Bean, Bobby W. Hackler and G. M. Heinzelmann, III.

     The change in control agreements provide for the payment under certain circumstances of benefits to these officers in the event of a change in control of the Company followed by the termination of employment of the officers.

     A "change in control" is deemed to have occurred if (i) any person becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the Common Stock of the Company, or (ii) during any period of two (2)
consecutive years during the term of the change in control agreements, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least 662/3% of the directors then in office who were directors at the beginning of the period.

     Under the change in control agreements, officers who, during the period commencing on the effective date of a change of control and ending two (2) years thereafter, are terminated by the Company for any reason other than for cause or who terminate their employment with the Company with good reason are entitled to receive a change in control payment at the time of such termination. The change in control payment payable under the change in control agreements may, at the election of the officers, be either in the form of a lump sum cash payment or in the form of Common Stock of the Company.

     The amount of the lump sum cash payment is equal to each officer's annual base salary rate (but excluding all other compensation, such as bonuses and fringe benefits) in effect immediately before the effective date of the change in control, multiplied by three (3).

     The stock payment consists of shares of Common Stock of the Company in an amount equal to the result obtained by dividing the cash payment the officer would otherwise be entitled to receive by the market value of the Common Stock on the effective date of the change in control.

     Pursuant to the change in control agreements, the Company is obligated to require any successor to all or substantially all of the business and/or assets of the Company to assume the obligations under the change in control agreements. Failure on the part of the Company to obtain such assumption prior to the effectiveness of any such succession entitles the officers to compensation from the Company in the same amount and on the same terms as they would be entitled to receive under the change in control agreements following a change in control.

     The change in control agreements continue in effect through September 1, 1997. On each successive September 1, the terms of the change in control agreements will be automatically extended for one (1) additional year, unless not later than by December 31 of the preceding year the Company shall have given notice to the officers that it does not wish to extend such change in control agreements.

     Level-Term Life Insurance Agreements. In 1995 the Company entered into level-term life insurance agreements with the following named executive officers of the Company pursuant to which the Company purchased $250,000 insurance policies on their respective lives: Bobby W. Hackler and G. M. Heinzelmann, III. The Company will pay the premiums on such policies, which are owned by the insureds, until the earlier of (i) the insureds reaching age 65, or (ii) the termination of the insureds' employment by the Company. However, under certain circumstances if the insureds are terminated prior to reaching age 65, the Company remains obligated to pay the premiums on the policies until the insureds reach age 65 or die. The annual premiums on these policies are $1,270 and $300, respectively.

     1988  and  1995  Incentive  Stock  Option  Plans.  Both  the  1988 and 1995
Incentive Stock Option Plans contain certain "change in control" provisions designed to attract and retain valued employees of the Company and to ensure that such employees' performance is not undermined by the possibility, threat or occurrence of a change in control. These plans provide that in the event of a change in control of the Company (in the form of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation) any options granted under the plans become fully exercisable, notwithstanding any vesting schedule relating to such options to the contrary.

     Executive Deferred Compensation Agreements. In 1995 the Company entered into executive deferred compensation agreements, which are nonfunded, nontrusted and nonqualified deferred compensation plans (the "EDC Agreements"), with the following named executive officers of the Company: Bobby W. Hackler and G. M. Heinzelmann, III. The purpose of the EDC Agreements is to provide an economic incentive to the officers to remain in the employ of the Company until reaching age 65. Depending on the circumstances that trigger payments under the EDC Agreements, or termination of the EDC Agreements without payment, the EDC Agreements provide for the following: (i) $25,000 per year for fifteen years if the officers continue employment with the Company until reaching age 65; (ii) a lump sum payment if employment is terminated prior to reaching age 65 (a) for any reason other than cause during a two-year period after a change in control,
(b) by the officers for good reason during the two-year period after a change in control, (c) because of disability, (d) because of death, or (e) for any reason other than cause; or (iii) no payment in the event of termination of employment for cause.

     The lump sum payment under item (ii) in the preceding paragraph is equal to the cash surrender value (at the time of the employment termination) of a universal key-man life insurance policy owned and funded by the Company on each officer who has entered into an EDC Agreement with the Company. Each life insurance policy is owned by the Company, and the Company is the beneficiary under the policy. In the event of an employment termination for a reason other than the death of the officer, assuming the Company then owns the policy, the officer may purchase the policy for its then cash surrender value. If the Company does not own the life insurance policy at the time a lump payment is due under item (ii) in the preceding paragraph, the EDC Agreements contain fixed schedules of payments that vary with the then ages of the officers. The fixed payment schedules were determined with reference to the estimated cash surrender values of the life insurance policies owned by the Company on each officer.

     Additional information related to the minimum and maximum benefits payable under the EDC Agreements is set forth under "EXECUTIVE COMPENSATION AND OTHER
INFORMATION:  Long-Term  Incentive  Plans"  at  pages  11 to 12  of  this  Proxy
Statement.

Compensation Committee Interlocks and Insider Participation

     Neither the Company nor the Bank currently has a Compensation Committee or other Board committee performing equivalent functions. The Company did not pay any cash compensation to the named executive officers during the fiscal year ended December 31, 1996; all such compensation was paid by the Bank. The named executive officers of the Company are members of the Board of Directors of the Bank (the "Bank Board"), and in such capacity participated in deliberations regarding compensation for executive officers of the Company during the fiscal year ended December 31, 1996.

Stock Option Committee and Bank Board Joint Report on Executive Compensation

     As described above, the Company does not currently have a Compensation Committee or other Board committee performing equivalent functions. The named executive officers of the Company receive no salary or fees from the Company. All compensation paid to the named executive officers is paid by the Bank, and the Bank Board is responsible for determining these salaries. The Company monitors salaries through its review of the Bank's budgeting process.

     The Company has a Stock Option Committee, comprised of outside directors, which is responsible for reviewing performance and making recommendations to the Board concerning stock option awards to the named executive officers. Based on 1995 improved corporate performance and 1996 record corporate performance, the Stock Option Committee recommended a stock option award of 35,000 shares to be divided among the named executive officers and one other officer pro rata based on their respective 1996 base salaries.

     The Bank also does not have a Compensation Committee. The Bank Board performs the equivalent function of such a committee and regularly monitors the performance of the Bank's executive officers through its monthly review of the Bank's performance. The Bank Board establishes and approves executive compensation as part of its annual budgeting process. Base salaries for 1996 for the named executive officers were based upon a review of comparable positions in the banking industry. The Federal Reserve Bank's Eleventh District survey of salaries was the primary source used for such comparison. Also, individual performance of each named executive officer was considered in determining compensation. The Bank Board may also, in its discretion, award bonuses to executive officers based upon individual and corporate performance. Based on 1996 record earnings and growth, the Bank Board voted a bonus equal to approximately 15% of base salary to each of the named executive officers.

     A significant portion of the Company's and the Bank's executive compensation is linked directly to individual and corporate performance. The Boards of Directors of the Company and of the Bank will continue to review all elements of executive compensation to ensure that the total compensation program, and each element thereof, meets the Company's objectives and philosophy.

       Stock Option Committee of         Board of Directors of Surety
      Surety Capital Corporation          Bank, National Association
      --------------------------          --------------------------

           William B. Byrd                 C. Jack Bean, Chairman
           Joseph S. Hardin                    William B. Byrd
           Cullen W. Turner                    Bobby W. Hackler
                                               Joseph S. Hardin
                                           G. M. Heinzelmann, III
                                               Michael L. Milam
                                               Garrett Morris
                                              Cullen W. Turner


Performance Graph

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the MG Industry Group 047 - West South Central Banks Index, a bank stock index published by Media General Financial Services, Inc., and the American Stock Exchange Index, a broad market index published by the American Stock Exchange. The comparison for each of the periods assumes that $100 was invested on December 31, 1991 in each of the Common Stock of the Company, the stocks included in the MG Industry Group 047 - West South Central Banks Index, and the stocks included in the American Stock Exchange Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, THE MG INDUSTRY GROUP 047 -
                         WEST SOUTH CENTRAL BANKS INDEX,
                      AND THE AMERICAN STOCK EXCHANGE INDEX

                                   1991          1992           1993           1994             1995             1996
                                   ----          ----           ----           ----             ----             ----
Company                          $100.00       $ 36.67        $ 24.33        $ 16.67          $ 18.67          $ 21.67
MG Industry Group 047            $100.00       $170.98        $200.56        $ 92.86          $111.47          $141.97
American Stock Exchange          $100.00       $101.37        $120.44        $106.39          $137.13          $144.70


                              CERTAIN TRANSACTIONS

Certain Relationships and Related Transactions

     The Certificate of Incorporation of the Company limits the liability of directors to the full extent permitted by Delaware law. The Certificate of Incorporation also provides that the Company will indemnify directors and officers to the full extent provided by Delaware law.

     From time to time, the Bank makes loans to officers, directors and principal stockholders (and their affiliates) of the Company or the Bank. All loans to such persons are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and do not involve more than the normal risk of collectibility or present other unfavorable features.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company at 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054, no later than December 22, 1997 in order to be included in the proxy statement and accompanying proxy relating to that meeting.

                                     GENERAL

     The cost of preparing and mailing the enclosed material will be borne by the Company.

     Management does not intend to bring any matters before the meeting other than those mentioned above and is not aware of any matters to be presented before the meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) TO ANY PERSON TO WHOM A PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. ANY PERSON DESIRING A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, OR THE EXHIBITS THERETO, SHOULD ADDRESS HIS REQUEST TO MR. B.
J. CURLEY, 1845 PRECINCT LINE ROAD, SUITE 100, HURST, TEXAS 76054.

                                             By Order of the Board of Directors,



                                             B. J. Curley, Secretary

April 21, 1997

                           SURETY CAPITAL CORPORATION
     Proxy Solicited on Behalf of the Board of Directors of the Corporation
                       For Annual Meeting of Stockholders
                                  May 29, 1997

     The undersigned hereby constitutes and appoints C. Jack Bean and Bobby W. Hackler, and each of them, proxies with full power of substitution, to vote, as directed below, all the shares of common stock of Surety Capital Corporation (the "Corporation") held of record by the undersigned at the close of business on April 11, 1997, at the Annual Meeting of Stockholders to be held at Surety Bank, National Association, 310 North Ninth Street, Midlothian, Texas, at 3:00 p.m. on May 29, 1997, and at any adjournment or adjournments thereof.

     1. ELECTION OF DIRECTORS -- Nominees: C. Jack Bean, William B. Byrd, Bobby W. Hackler, Joseph S. Hardin, G. M. Heinzelmann, III, Michael L. Milam, Garrett Morris and Cullen W. Turner.

          MARK ONLY ONE BOX

          _____VOTE FOR all nominees listed above, except vote to be withheld from the following nominees, if any:

          _____VOTE TO BE WITHHELD from all nominees.

     2. APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Proposal to approve the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Corporation for the fiscal year ending December 31, 1997. FOR ___ AGAINST ___ ABSTAIN ___

     3. OTHER BUSINESS. In their discretion upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof. FOR ___ AGAINST ___ ABSTAIN ___

     This proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR all the nominees listed above and FOR proposal 2, and, in the discretion of the persons named herein as proxies, upon such other business as may come before the meeting and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof. In addition, receipt of the 1996 Annual Report, the Notice of Annual Meeting and the Proxy Statement of Surety Capital Corporation dated April 21, 1997 is hereby acknowledged.

SHARES OF COMMON STOCK:  ___________          DATED ____________________, 1997

                                              --------------------------------

                                              --------------------------------
                                                 Signature of Shareholder(s)

                                              --------------------------------
                                                      Street Address

                                              --------------------------------
                                               City         State    Zip Code



Please date this proxy and sign your name exactly as it appears hereon, and mail today. When signing on behalf of a corporation, partnership, estate, trust, or the like, indicate title of persons signing. For joint accounts, each joint owner should sign.


NOTE: I _____ WILL _____ WILL NOT ATTEND THE STOCKHOLDERS' MEETING ON MAY 29, 1997.